Federated Equity Funds
                              5800 Corporate Drive
                            Pittsburgh, PA 15237-7000

                                  June 16, 2000

The Trustees of
FEDERATED EQUITY FUNDS
Federated Investors Tower
1001 Liberty Avenue
Pittsburgh, PA  15222-3779

Gentlemen:

         Federated Equity Funds, a Massachusetts business trust ("Trust"), proposes to issue shares of beneficial interest representing interests in separate portfolios of securities set forth below as the "Acquiring Funds" ("Shares") in connection with the acquisition of the assets of the "Acquired Funds" as set forth below, pursuant to the Agreement and Plan of Reorganization ("Agreement") filed as an exhibit to the registration statement of the Trust filed on Form N-14 ("N-14 Registration") under the Securities Act of 1933 as amended ("1933 Act").

       -------------------------------------------------------- -----------------------------------------------------
                           ACQUIRING FUNDS                                         ACQUIRED FUNDS
       -------------------------------------------------------- -----------------------------------------------------
       -------------------------------------------------------- -----------------------------------------------------

       Federated Aggressive Growth Fund                         IAI Emerging Growth Fund
                                                                IAI Long Term Growth Fund
                                                                (formerly, IAI Value Fund)
                                                                IAI Capital Appreciation Fund
       -------------------------------------------------------- -----------------------------------------------------
       -------------------------------------------------------- -----------------------------------------------------
       Federated Capital Appreciation Fund                      IAI Regional Fund
       -------------------------------------------------------- -----------------------------------------------------
       -------------------------------------------------------- -----------------------------------------------------
       Federated Growth Strategies Fund                         IAI Midcap Growth Fund
       -------------------------------------------------------- -----------------------------------------------------
       -------------------------------------------------------- -----------------------------------------------------
       Federated Large Cap Growth Fund                          IAI Growth Fund
       -------------------------------------------------------- -----------------------------------------------------

         As counsel, I have participated in the organization of the Trust, its registration under the Investment Company Act of 1940, as amended ("1940 Act"), the registration of its securities on Form N-1A under the 1933 Act and its N-14 Registration. I have examined and am familiar with the Amended and Restated Declaration of Trust dated August 15, 1995 ("Declaration of Trust"), the Bylaws of the Trust, the Agreement and such other documents and records deemed relevant. I have also reviewed questions of law and consulted with counsel thereon as deemed necessary or appropriate for the purposes of this opinion.

         Based upon the foregoing, it is my opinion that:

         1. The Trust is duly organized and validly existing pursuant to the laws of the Commonwealth of Massachusetts and the Declaration of Trust.

         2. The Shares which are currently being registered by the N-14 Registration may be legally and validly issued in accordance with the provisions of the Agreement and the Declaration of Trust upon receipt of consideration sufficient to comply with the provisions of Article V, Section 1 of the Declaration of Trust and subject to compliance with the 1940 Act and applicable state laws regulating the sale of securities. The Shares, when so issued, will be fully paid and non-assessable.

         I consent to your filing this opinion as an exhibit to the N-14 Registration referred to above and to any application or registration statement filed under the securities laws of any of the states of the United States.

                                       Very truly yours,
                                       FEDERATED EQUITY FUNDS

                                         BY:   /s/ Amanda J. Reed
                                             ------------------
                                               Amanda J. Reed
                                       TITLE:  Assistant Secretary